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                                     EXHIBIT H

                                ESCROW AGREEMENT

                                       H-1
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                           INDEMNITY ESCROW AGREEMENT

         This INDEMNITY ESCROW AGREEMENT (this "Agreement"), dated as of January 15, 2003, is entered into among VITALSTREAM BROADCASTING CORPORATION, a Nevada corporation ("VitalStream Broadcasting"), VITALSTREAM HOLDINGS, INC. a Nevada corporation ("VitalStream" and, together with VitalStream Broadcasting, the "Buyers"), EPOCH HOSTING, INC., a Delaware corporation ("Hosting") and CITY NATIONAL BANK, as escrow agent (the "Escrow Agent," which term also includes any successor escrow agent appointed in accordance with Section 9(b) hereof). The Escrow Agent, VitalStream Broadcasting, VitalStream and Hosting are each referred to herein as a "Party" and collectively as the "Parties." All capitalized terms used but not defined in this Agreement have the meanings ascribed in the Purchase Agreement (as defined below).

         WHEREAS, reference is made to the Amended and Restated Asset Purchase Agreement, dated as of January 15, 2003 (as amended, modified, restated, superseded or replaced from time to time, the "Purchase Agreement") among VitalStream, VitalStream Broadcasting, Epoch Networks, Inc., a California corporation ("Networks") and Hosting;

         WHEREAS, this Agreement is the "Escrow Agreement" under the Purchase Agreement;

         WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, Hosting and Networks have agreed to provide certain indemnification rights to VitalStream;

         WHEREAS, pursuant to the terms of the Purchase Agreement, the parties to the Purchase Agreement have agreed to place a portion of the Initial Purchase Shares into escrow pursuant to the terms hereof, which Initial Purchase Shares shall be available to satisfy any amounts owed by Hosting or Networks to VitalStream pursuant to Section 8 of the Purchase Agreement; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent under this Agreement.

         NOW, THEREFORE, to induce the Buyers to enter into, and in consideration of the Buyers entering into, the Purchase Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the Parties agree as follows:

         1. Appointment of Escrow Agent. The Parties hereby designate and appoint the Escrow Agent as joint escrow agent for the Buyers, on the one hand, and Hosting, on the other hand, pursuant to the terms hereof. The Escrow Agent agrees to (a) act as the Escrow Agent and (b) deposit and hold all portions of the Escrow Fund (as defined below) in an account or accounts maintained by the Escrow Agent, in each case in accordance with the terms and conditions of this Agreement.

         2. Escrow Fund. On the date of this Agreement, pursuant to the Purchase Agreement, VitalStream has delivered a stock certificate representing an aggregate amount of shares of Common Stock equal to thirty percent of the Initial Purchase Shares (the "Escrow Shares") in the name of Hosting (the "Escrow Fund"), and the Escrow Agent is accepting the Escrow Fund for deposit in escrow pursuant to the provisions of this Agreement. The Escrow Shares shall be subject to appropriate adjustment in the event of any stock dividend, stock split,
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stock combination or other similar recapitalization of VitalStream's capital stock affecting any class or series of which the Escrow Shares are part.

         3. Rights to Escrow Fund. The Escrow Fund shall be for the exclusive benefit of the VitalStream Indemnitees, Hosting and, with respect to amounts to which the Escrow Agent may be entitled pursuant to Sections 9(c) and 9(d) hereof, the Escrow Agent and the Escrow Agent's respective successors and assigns. No other person or entity shall have any right, title or interest in the Escrow Fund. Any claim of any person to the Escrow Fund, or any part thereof, shall be subject and subordinate to the prior right thereto of the VitalStream Indemnitees, Hosting and the Escrow Agent, as contemplated by this
Section 3.

         4.       Distribution of the Escrow Fund.

                  (a) From time to time on or before October 15, 2003 (the "Escrow Termination Date"), in the event that a VitalStream Indemnitee shall desire to claim (each, a "Claim") a right to payment of an indemnifiable Loss pursuant to Section 8 of the Purchase Agreement, VitalStream shall, on behalf of such VitalStream Indemnitee, give written notice (each, a "Claims Notice") to Hosting and the Escrow Agent specifying in reasonable detail the nature and dollar amount of such Claim and the Fair Market Value of an Escrow Share as determined on the day immediately prior to the date on which such Claims Notice is sent by VitalStream. VitalStream shall also deliver to the Escrow Agent evidence, satisfactory to the Escrow Agent in its sole discretion, of the date of the receipt by Hosting of the Claims Notice regarding such Claim.

                  (b) After receipt of a Claims Notice, Hosting may give written notice (each, a "Dispute Notice") to VitalStream and to the Escrow Agent disputing the Claim which is the subject of such Claims Notice or the Fair Market Value set forth in such Claims Notice and setting forth the basis of such dispute. If, at any time prior to the expiration of the 30-day period (the "Dispute Notice Period") following the receipt by Hosting of such Claims Notice, the Escrow Agent receives a Dispute Notice in respect of such Claims Notice, then the Escrow Agent shall not take the action(s) requested in such Claims Notice unless and until the Escrow Agent has received either (i) a Joint Instruction Notice (as defined in Section 10(a) hereof) in respect of the requested actions from VitalStream and Hosting acting jointly in accordance with
Section 10(a) hereof or (ii) a Notice of Arbitration Decision (as defined in
Section 10(b) hereof) in accordance with Section 10(b) hereof from either VitalStream or Hosting.

                  (c) With respect to each Claims Notice, if no Dispute Notice is received by the Escrow Agent prior to the expiration of the Dispute Notice Period in respect of such Claims Notice, then the dollar amount of indemnifiable damages claimed by the VitalStream Indemnitee as set forth in such Claims Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, after the expiration of the Dispute Notice Period, the Escrow Agent shall release from the Escrow Fund and deliver to the VitalStream Indemnitee such number of Escrow Shares from the Escrow Fund equal to the dollar amount of indemnifiable damages claimed in such Claims Notice divided by the Fair Market Value of an Escrow Share as set forth in such Claims Notice.

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                  (d)     As may be necessary pursuant to any release of Escrow
Shares from the Escrow Fund pursuant to this Section 4, VitalStream shall provide the Escrow Agent with (i) a new certificate registered in the name of the VitalStream Indemnitee representing the aggregate number of shares of Common Stock to be released from the Escrow Fund and delivered to the VitalStream Indemnitee pursuant to this Section 4 and (ii) a new certificate registered in the name of Hosting for deposit into the Escrow Fund representing an aggregate number of shares of Common Stock equal to (A) the number of shares of Common Stock initially deposited in the Escrow Fund (subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part) minus (B) an amount of shares of Common Stock equal to the sum of (1) the number of Escrow Shares to be released from the Escrow Fund and delivered to the VitalStream Indemnitee in respect of a Claim pursuant to this Section 4 plus (2) the aggregate number of Escrow Shares previously released from the Escrow Fund pursuant to this Section 4, if any (such number of Escrow Shares to be subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part).

                  (e) The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

         5.       Termination.

                  (a) On the Escrow Termination Date, the Escrow Fund shall terminate and the Escrow Agent shall release any Escrow Shares constituting the Escrow Fund from the Escrow Fund and deliver such Escrow Shares to Hosting unless the Escrow Agent shall have received any Claims Notices prior to the Escrow Termination Date that have not been resolved in accordance with the terms hereof, in which case a number of Escrow Shares as determined in accordance with
Section 10 hereof that may be reasonably necessary to satisfy each unresolved Claim ("Unresolved Claims") specified in such Claims Notices shall be retained by the Escrow Agent in the Escrow Fund (and the balance of the Escrow Shares constituting the Escrow Fund shall be released from the Escrow Fund and delivered to Hosting) until such Unresolved Claims are processed in accordance with the terms hereof. As soon as each Unresolved Claim is resolved, the Escrow Agent shall deliver to Hosting all of the Escrow Shares which were retained in the Escrow Fund in respect of such Unresolved Claim less any Escrow Shares, if any, to be released from the Escrow Fund and delivered to a VitalStream Indemnitee in satisfaction of such Unresolved Claim.

                  (b) As may be necessary pursuant to any release of Escrow Shares from the Escrow Fund pursuant to this Section 5, VitalStream shall provide the Escrow Agent with (i) a new certificate registered in the name of the VitalStream Indemnitee representing the aggregate number of shares of Common Stock, if any, to be released from the Escrow Fund and delivered to the VitalStream Indemnitee in respect of pursuant to this Section 4 and (ii) a new certificate registered in the name of Hosting for deposit into the Escrow Fund representing an aggregate number of shares of Common Stock equal to (A) the number of shares of Common Stock initially deposited in the Escrow Fund (subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part) minus (B) an amount of

                                       3
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shares of Common Stock equal to the sum of (1) the number of Escrow Shares to be released from the Escrow Fund and delivered to the VitalStream Indemnitee in respect of a Claim pursuant to this Section 4 and (2) the aggregate number of Escrow Shares previously released from the Escrow Fund pursuant to this Section 4, if any (such number of Escrow Shares to be subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part).

                  (c) As may be necessary pursuant to any release of Escrow Shares from the Escrow Fund pursuant to this Section 5, VitalStream shall provide the Escrow Agent with (i) a new certificate registered in the name of Hosting representing the aggregate number of Escrow Shares to be released from the Escrow Fund and delivered to Hosting pursuant to this Section 5 upon termination of the Escrow Fund and (ii) a new certificate registered in the name of Hosting for deposit into the Escrow Fund representing an aggregate number of shares of Common Stock equal to (A) the number of shares of Common Stock initially deposited in the Escrow Fund (subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part) minus (B) an amount of shares of Common Stock equal to the sum of (1) the number of Escrow Shares to be released from the Escrow Fund and delivered to the Hosting pursuant to this Section 5 plus (2) the aggregate number of Escrow Shares previously released from the Escrow Fund pursuant to Section 4 and this Section 5, if any (such number of Escrow Shares to be subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination or other similar recapitalization of VitalStream's stock affecting any class or series of which the Escrow Shares are part).

                  (d) Upon disbursement of the entirety of the Escrow Fund pursuant to Section 5(a) hereof, this Agreement shall terminate and the Escrow Agent shall close the escrow account and shall thereafter have no further obligations hereunder.

                  (e) Notwithstanding any termination of this Agreement, the provisions of Sections 9(c) and 9(d) hereof shall survive such termination and remain in full force and effect.

         6. Further Assurances. In order to effectuate the release of the Escrow Shares from the Escrow Fund in accordance with the terms of this Agreement (a) Hosting hereby agrees to execute and deliver to the Escrow Agent and the Buyers (or VitalStream's transfer agent) such documents and instruments (including instructions regarding the release of the Escrow Shares as provided herein) as may be necessary to effectuate such release in accordance with the terms of this Agreement and (b) the Buyers hereby agree to execute and deliver (and cause VitalStream's transfer agent to execute and deliver) such documents and instruments (including certificates representing the Escrow Shares to be released to Hosting in accordance with the terms of this Agreement and certificates representing the remaining Escrow Shares that are to be held by the Escrow Agent in accordance with the terms of this Agreement) as may be necessary to effectuate such release in accordance with the terms of this Agreement.

         7. Voting Rights. During the term of this Agreement, Hosting shall have the right to vote the Escrow Shares (including the right to take action by written shareholder consent) on all matters which come before the holders of the Common Stock of VitalStream.

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         8.       Cancellation of Escrow Shares. VitalStream hereby agrees
that any Escrow Shares released to VitalStream from the Escrow Fund shall be held by VitalStream as treasury shares and shall no longer be deemed issued or outstanding.

         9.       Escrow Agent.

                  (a)     Obligations.

                          (i)      The obligations of the Escrow Agent are those
specifically provided in this Agreement and no other, and the Escrow Agent shall have no Liability under, or duty to inquire into the terms and provisions of, any agreement between the Parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and the Escrow Agent shall not incur any Liability whatsoever, except for as a result of willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be liable for following the reasonable advice of such counsel.

                          (ii)     The Escrow Agent shall not have any
responsibility for the genuineness or validity of any document or other item deposited with the Escrow Agent or of any signature thereon and shall not have any Liability for acting in accordance with any written instructions or certificates received by the Escrow Agent hereunder and believed by it to be signed by the proper parties. In performing its duties under this Agreement, the Escrow Agent shall assume that the "VitalStream Indemnities" include the Buyers and anyone certified in writing by VitalStream to be a VitalStream Indemnity.

                          (iii)    The Escrow Agent shall not be required to
expend or risk any of its own funds or otherwise incur any financial or other Liability in the performance of any of its duties hereunder.

                          (iv)     The Escrow Agent shall not be under any duty
to give the Escrow Fund any greater degree of care than the Escrow Agent gives the Escrow Agent's own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

                  (b) Resignation and Removal. The Escrow Agent may resign at any time by giving at least 30 days' notice of such resignation to VitalStream and Hosting, specifying a date upon which such resignation shall take effect (the "Resignation Notice"); provided, however, that the Escrow Agent shall continue to serve until the Escrow Agent's successor accepts the Escrow Fund. Upon receipt of any Resignation Notice, a successor Escrow Agent shall be appointed by the mutual agreement of VitalStream and Hosting, such successor Escrow Agent to become the "Escrow Agent" hereunder on the later of the date set forth in the Resignation Notice and the date on which the successor Escrow Agent accepts the Escrow Fund. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the resigning Escrow Agent within 40 days after delivery of the Resignation Notice, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. The expenses relating to such petition shall be paid one-half by VitalStream and one-half out of the Escrow Fund. VitalStream and Hosting, acting jointly, may at any time substitute a new

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Escrow Agent by giving 10 days' notice thereof to the current Escrow Agent and paying all fees and expenses of the current Escrow Agent as provided in Section 9(d) hereof.

                  (c) Indemnification. The Buyers, on the one hand, and Hosting, on the other hand, shall jointly and severally hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, Liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of the Escrow Agent's obligations under this Agreement and which are attributable to any act or omission of the Escrow Agent, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnification obligations in this Section 9(c) shall survive the resignation and substitution of the Escrow Agent and the termination of this Agreement.

                  (d)     Fees and Expenses of the Escrow Agent.

                          (i)      For the Escrow Agent's services hereunder,
the Escrow Agent shall separately bill VitalStream and Hosting for the time spent by its professionals in accordance with the Escrow Agent's fee schedule attached hereto as Exhibit C. VitalStream and Hosting shall each be responsible for one-half of the fees of the Escrow Agent. In addition, except as otherwise provided in Section 9(d)(ii) hereof, VitalStream and Hosting shall reimburse the Escrow Agent for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred by the Escrow Agent in connection with carrying out its ordinary duties to maintain and dispose of the Escrow Fund pursuant to this Agreement. The amount of such reimbursement shall be paid one-half by VitalStream and one-half by Hosting.

                          (ii)     Hosting, on the one hand, and the Buyers, on
the other hand, agree that if the Escrow Agent shall incur or suffer any other reasonable costs, charges, damages or attorneys' fees on account of being the Escrow Agent or on account of having received the Escrow Fund hereunder (including, without limitation, costs, charges, damages and reasonable attorneys' fees as a result of litigation involving this Agreement or the Escrow Fund other than by reason of the gross negligence or willful misconduct of the Escrow Agent), then such costs, charges, damages or fees shall be paid one-half by VitalStream and one-half by Hosting, or, in the case of any cost, charge, damage or fee arising as a result of litigation, in such manner as the court in which such litigation occurs may direct.

        10.       Dispute Resolution Procedures.

                  (a) Amicable Resolution. In the event of delivery of a Dispute Notice by Hosting, VitalStream and Hosting shall attempt in good faith to establish the merits and amount, if any, of any outstanding Claim (the "Dispute") and, upon the mutual written agreement by VitalStream and Hosting of the merits and amount, if any, of such Claim, VitalStream and Hosting shall deliver a written instrument jointly executed by VitalStream and Hosting substantially in the form set forth in Exhibit A attached hereto (such written instrument hereinafter referred to as a "Joint Instruction Notice") to the Escrow Agent. If VitalStream and Hosting are unable to reach such an agreement, the merits and amount, if any, of the Claim shall be determined by an arbitrator in accordance with the arbitration provisions set forth in Section 10(b) hereof.

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                  (b)     Arbitration.

                          (i)      Generally; Notice. If any Dispute is not
resolved pursuant to Section 10(a) hereof prior to the thirtieth day after the related Dispute Notice is received by VitalStream, then either VitalStream or Hosting (in either case, the "Disputing Person") may commence an arbitration proceeding pursuant to this Section 10(b) by giving the non-Disputing Person a written notice (an "Arbitration Notice") setting forth any matters which are required to be set forth therein in accordance with the arbitration rules of the Association as in effect from time to time (the "AAA Rules") and a copy of such Arbitration Notice shall be furnished to the Escrow Agent; provided that such arbitration will be the sole and exclusive method of resolving such Dispute; provided further that nothing in this Section 10(b) will prohibit a Party from instituting litigation to enforce any Final Arbitration Award (as defined below). Except as otherwise provided in the AAA Rules, the arbitration procedures described in this Section 10(b) and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of California from time to time. The arbitration shall be conducted in Orange County, California.

                          (ii)     Selection of Arbitrator. VitalStream and
Hosting will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the tenth day after the related Arbitration Notice is received, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

                          (iii)    Conduct of Arbitration. The arbitration will
be conducted under the AAA Rules, as modified by any written agreement between VitalStream and Hosting. The arbitrator (the "Arbitrator") will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitrator (the "Final Arbitration Award") is made or rendered as soon as practicable, and the parties will use reasonable efforts to cause a Final Arbitration Award to occur not later than the sixtieth day after the Arbitrator is selected. The Final Arbitration will include a determination with respect to the matters contained in the Dispute Notice (the "Determination") and written directions substantially in the form set forth in Exhibit B attached hereto (such written instrument hereinafter referred to as a "Notice of Arbitration Decision") to make disbursements from the Escrow Fund (or, if appropriate, withdrawal of a request for such action or disbursement) which are appropriate in order to give effect to the provisions of this Agreement in light of the Determination, and either VitalStream or Hosting may deliver a copy of such Notice of Arbitration Decision to the Escrow Agent for execution pursuant to this Agreement. The Escrow Agent may rely conclusively on any copy of such Notice of Arbitration Decision provided to the Escrow Agent. Any Final Arbitration Award will be final and binding upon VitalStream and Hosting, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the Arbitrator prejudicing the rights of VitalStream or Hosting.

                          (iv)     Enforcement. VitalStream and Hosting agree
that a Final Arbitration Award may be enforced in any state or federal court in the State of California.

                          (v)      Expenses. Each prevailing Party in any
arbitration proceeding in connection with this Agreement also will be entitled to recover from any non-prevailing Party(s)

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such prevailing Party's reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to it, and the non-prevailing Party(s) also will be required to pay all other costs and expenses associated with the arbitration; provided that (A) if the Arbitrator is unable to determine that a Party is a prevailing Party in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such Arbitrator upon the basis of the outcome of such arbitration proceeding, (B) if the Arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Hosting and one-half by VitalStream, and each Party will pay the out-of-pocket expenses incurred by it and (C) the Escrow Agent shall not be considered a "non-prevailing Party" for purposes of this Section 10(b)(v). As part of any Final Arbitration Award, the Arbitrator may designate the prevailing Party(s) for purposes of this Section 10(b)(v). Except as provided in the preceding sentences of this Section
10(b)(v), each Party to this Agreement will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

        11.       Miscellaneous.

                  (a) Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                          (i)      "Fair Market Value" means the price at which
an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset, as determined jointly by VitalStream and Hosting. If such parties are unable to reach agreement within a reasonable period of time, such "Fair Market Value" shall be determined by an independent appraiser experienced in valuing such type of asset jointly selected by VitalStream and Hosting. The determination of such appraiser shall be final and binding upon the Parties and VitalStream shall pay the first $10,000 of the fees and expenses of such appraiser, after which VitalStream and Hosting shall each pay one-half of the fees and expenses of such appraiser. Notwithstanding the foregoing, the "Fair Market Value" of any security listed on any securities exchange or quoted in the NASDAQ System (including the proposed Bulletin Board Exchange) or the over-the-counter market shall be the "Market Price."

                          (ii)     "Market Price" of any security means either
(1) if such security is listed on an exchange, the closing prices of such security on the principal exchange on which such security is listed, or, if there has been no sales on such exchange on any day, the closing price of such security on the principal exchange on the most recent day on which sales have taken place on such exchange or (2) if such security is not listed on an exchange but is quoted in the NASDAQ System or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, in each case over a period of thirty (30) days consisting of the day as of which the "Market Price" is being determined and the twenty nine (29) consecutive business days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the Fair Market Value thereof.

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                  (b)      Notices. All notices, demands or other communications
to be delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been received when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be delivered by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly received unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to the addresses indicated below:

         If to Hosting, to:

                  Epoch Hosting, Inc.
                  555 Anton Boulevard
                  Costa Mesa, CA 92626
                  Facsimile: 714-327-2031
                  Attention: General Counsel

                  with a copy (which shall not constitute notice to Hosting) to:

                  Kirkland & Ellis
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY 10022
                  Facsimile: 212-446-4900
                  Attention: John Kuehn, Esq.

         If to the Buyers to:

                  VitalStream Holdings, Inc.
                  One Jenner, Suite 100
                  Irvine, California 92618
                  Facsimile: (949) 453-8686
                  Attention: Phillip N. Kaplan, Chief Operating Officer

                  with a copy (which shall not constitute notice to the Buyers) to:

                  Stoel Rives LLP
                  201 South Main Street, Suite 1100
                  Salt Lake City, Utah 84111
                  Facsimile (801) 578-6999
                  Attn: Bryan Allen

         If to the Escrow Agent, to:

                  City National Bank

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                  Attn: Sue Behning, VP
                  1950 Avenue of the Stars, 2nd Floor
                  Los Angeles, CA 90067
                  Phone: 310-282-2921
                  Fax: 310-282-2936

or to such other address as any Party hereto to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith.

                  (c) Counterparts; Facsimile. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) Governing Law. This Agreement shall be governing by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. in furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this agreement (and all annexes and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  (e) JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT BY ANY BUYER, ANY VITALSTREAM INDEMNITEE OR HOSTING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN ORANGE COUNTY, CALIFORNIA. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS. EACH PARTY HEREBY WAIVES ANY CLAIM THAT ORANGE COUNTY, CALIFORNIA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

                  (f) WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation, collection or enforcement hereof or thereof. EACH PARTY AGREES THAT THIS SECTION 11(f) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE OTHER PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT AND CONSUMMATED THE TRANSACTIONS CONTEMPLATED HEREBY IF THIS SECTION 11(f) WERE NOT PART OF THIS AGREEMENT.

                  (g) Benefits of Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors and assigns. Anything contained in the preceding sentence to the contrary notwithstanding, neither this Agreement nor any of the rights, interests or obligations herein or hereunder shall be assignable by any Party hereto without the consent of the other Parties hereto; provided, however, without the consent of the other Parties, Hosting shall have the right to assign its rights to receive any of the Escrow Shares released hereunder upon termination of the Escrow Fund to any Affiliate provided that written notice of such assignment is furnished to each of the other Parties hereto and such distribution is in accordance with the terms of the Purchase Agreement. An individual VitalStream Indemnitee's right to payment from the Escrow Fund may not be assigned except, upon the death or judicial declaration of incompetency of such VitalStream Indemnitee, to the executors, administrators or heirs of such VitalStream Indemnitee.

                  (h) Modifications. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the Parties hereto.

                  (i) Descriptive Headings. The descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (j) Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in Orange County, California are closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day. Any notice that, pursuant to Section 11(a) hereof, would be deemed to have been given on a day that is not a business day will instead be deemed to have been given on the next succeeding business day.

                  (k) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or such other Agreement.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (m) Incorporation of Exhibits. The exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Representations and Warranties. Each of VitalStream Broadcasting, VitalStream and Hosting hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by each of VitalStream Broadcasting, VitalStream and Hosting, respectively, does not and will not violate any applicable Law.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                VITALSTREAM HOLDINGS, INC.

                                By: /s/ Paul Summers
                                    ------------------------------------------
                                    Name:  Paul Summers
                                    Title: President & Chief Executive Officer

                                VITALSTREAM BROADCASTING CORPORATION

                                By: /s/ Paul Summers
                                    ------------------------------------------
                                    Name:  Paul Summers
                                    Title: President & Chief Executive Officer

                                EPOCH HOSTING, INC.

                                By: /s/ Karen Muller
                                    ------------------------------------------
                                    Name:  Karen Muller
                                    Title: Secretary

                                CITY NATIONAL BANK

                                By: __________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

[ESCROW AGENT]
[ADDRESS]

                                     [Date]

                            Joint Instructions Notice

Ladies and Gentlemen:

         Reference is made to the Indemnity Escrow Agreement dated January 15, 2003 (the "Escrow Agreement"), by and among VitalStream Broadcasting Corporation, a Nevada corporation, VitalStream Holdings, Inc., a Nevada corporation, Epoch Hosting, Inc., a Delaware corporation and you.

         Pursuant to Section 10(a) of the Escrow Agreement, the undersigned hereby instruct you to disburse from the Escrow Fund (as defined in the Escrow Agreement) to the Party or Parties set forth on Annex I hereto the respective amounts set forth opposite their names thereon.

                                          VITALSTREAM HOLDINGS, INC.

                                          By: _______________________________
                                              Name:
                                              Title:

                                          VITALSTREAM BROADCASTING CORPORATION

                                          By: _______________________________
                                              Name:
                                              Title:

                                          EPOCH HOSTING, INC.

                                          By: _______________________________
                                              Name:
                                              Title:

                                     ANNEX I

 [To be supplied by the undersigned to the attached Joint Written Instructions]

                                                                       EXHIBIT B

[ESCROW AGENT]
[ADDRESS]

                                     [Date]

                         Notice of Arbitration Decision

Ladies and Gentlemen:

         Reference is made to the Indemnity Escrow Agreement dated January 15, 2003 (the "Escrow Agreement"), by and among VitalStream Broadcasting Corporation, a Nevada corporation, VitalStream Holdings, Inc., a Nevada corporation, Epoch Hosting, Inc., a Delaware corporation, and you.

         Pursuant to Section 10 of the Escrow Agreement, the undersigned hereby instructs you to deliver to [insert recipient] _____________ shares of Common Stock from the Escrow Fund (as defined in the Escrow Agreement) in accordance with the or decision of the American Arbitration Association a certified copy of which is attached hereto.

                                          VITALSTREAM HOLDINGS, INC.

                                          By: _______________________________
                                              Name:
                                              Title:

                                          VITALSTREAM BROADCASTING CORPORATION

                                          By: _______________________________
                                              Name:
                                              Title:

                                          EPOCH HOSTING, INC.

                                          By: _______________________________
                                              Name:
                                              Title:

                                     ANNEX I

                 [Attach certified copy of arbitration decision]

                                                                       EXHIBIT C

                         [SCHEDULE OF ESCROW AGENT FEES]

                                       C-1